UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 19, 2004

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Page 4

Item 1.01  Entry into a Material Definitive Agreement

On October 19, 2004, the European Commission accepted an Undertaking from Bottling Holdings (Luxembourg) a subsidiary of Coca-Cola Enterprises Inc. that is the holding company for our European bottlers,  relating to various commercial practices that had been under investigation by the European Commission since 1999. The Undertaking is identical to the other Undertakings delivered by The Coca-Cola Company and certain of its other European bottlers.  The commitments set forth in the Undertaking will be published for third-party comments before becoming final.  A copy of the Undertaking is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

Attached as Exhibit 99.2, and incorporated herein by reference, is a copy of a press release of Coca-Cola Enterprises Inc., dated October 19, 2004, regarding the Undertaking referred to in Item 1.01. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(c).    Exhibits

Exhibit 99.1	Undertaking from Bottling Holdings (Luxembourg), dated October 19, 2004, relating to various commercial practices that had been under investigation by the European Commission.
Exhibit 99.2	Press Release of Coca-Cola Enterprises, dated October 19, 2004, regarding European Commission Undertaking.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: October 20, 2004	By: /S/ E. LISTON BISHOP III E. Liston Bishop III Vice President, Secretary, and Deputy General Counsel

EXHIBIT INDEX

Exhibit 99.1	Undertaking from Bottling Holdings (Luxembourg), dated October 19, 2004, relating to various commercial practices that had been under investigation by the European Commission.
Exhibit 99.2	Press Release of Coca-Cola Enterprises, dated October 19, 2004, regarding European Commission Undertaking.